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                                   EXHIBIT 5.1

                            OPINION OF HORWITZ & BEAM


























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                         [LETTERHEAD OF HORWITZ & BEAM]





                                 October 4, 2000



                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION

Ladies and Gentlemen:



         This office represents San Diego Soccer Development Corporation, a California Corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-4 under the Securities Act of 1933 (the "Registration Statement"), which relates to the merger between the Registrant and Rollercoaster, Inc. and the registration of 7,212,775 shares of the Registrant's Common Stock (the "Shares" or the "Registrant Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

         Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                 HORWITZ & BEAM





                                 /s/   Horwitz & Beam
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